Exhibit 1.01

Fresenius Medical Care AG & Co. KGaA

Conflict Minerals Report

This document, constituting Exhibit 1.01 to Form SD of Fresenius Medical Care AG & Co. KGaA (together with its subsidiaries, “Fresenius Medical Care,” “the Company,” “we,” “our”), for calendar year 2017, is the Company’s Conflict Minerals Report in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. As the Company has shares listed on the New York Stock Exchange, it is subject to the provisions of Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) relating to “Conflict Minerals.” Section 1502 of the Dodd-Frank Act and Rule 13p-1 of the Securities Exchange Commission (“SEC”) address the sourcing of tin, tantalum, tungsten, and gold (“3TG minerals”) from the Democratic Republic of the Congo (“DRC”) and adjoining countries (“Covered Countries”) which are known locations where armed groups mine and sell these minerals to finance civil violence.

The following is a description of the measures taken by the Company, a registrant, to exercise due diligence on the source and chain of custody of the subject minerals.

Section (1) Due Diligence:

The Company’s comprehensive Conflict Minerals Program (“CM Program”) includes a due diligence process that was designed to conform, in all material respects, to the criteria set forth in the internationally recognized Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”).

The following is a review of the actions comprising the OECD Guidance five-step framework that the Company took to implement our due diligence process:

1.              Establish strong company management systems

a.              The Company developed and adopted a Conflict Minerals Sourcing Policy and made it publicly available at https://www.freseniusmedicalcare.com/fileadmin/data/com/pdf/About_us/Responsibility/Policy_Conflict_Minerals.pdf.

b.              The Company structured internal management to support supply chain due diligence by identifying the responsible business organizations and the individuals within those organizations and establishing a cross-functional Conflict Minerals team (“the Team”). The primary and secondary contributors on the Team were designated and notified of their responsibilities, and training was provided to relevant personnel via remote-workshops.

c.               The Company established a system of controls over the supply chain by leveraging the iPoint Conflict Minerals Platform (“iPCMP”) developed by our consultant, iPoint, Inc., to monitor all relevant data.

d.              The Company strengthened and improved supplier engagement over previous years by refining the free training made available to suppliers, as well as the delivery method for that training. The Company also provided feedback and engagement recommendations to suppliers that declared potential smelters or refiners in their supply chains.

e.               The Company maintains a grievance mechanism in the form of an email inbox, available to the public at cminquiry@fmc-ag.com, also accessible via https://www.freseniusmedicalcare.com/en/about-us/responsibility/.

2.              Identify and assess risk in the supply chain

a.               The Company identified risk in the supply chain by identifying the product categories that are at-risk of containing conflict minerals. After determining the applicable product categories, the Company was then able to determine the facilities that manufactured those products and identified the suppliers that provided relevant materials for the manufacture of those products.

b.               For a supplier to be considered at-risk, they were either non-compliant or provided smelter data that indicated potential risk. At-risk suppliers were then escalated to the Team for further review on an individual supplier basis. The Company’s method for identifying risk of potential financing or benefitting of armed groups is an evolving and ongoing process.

3.              Design and implement a strategy to respond to risks

a.              The Team communicates with senior leadership, on a yearly basis, any material risk that may be in the supply chain, in addition to ad-hoc meetings to review program progress.

b.              The Company devised and implemented a risk-management strategy by evaluating suppliers for compliance. In order to be considered non-compliant, a supplier was either unresponsive, non-compliant with our policy or did not meet our expectations. In an improvement from previous years, the Company cross-checked the applicable suppliers with the list of applicable suppliers from the previous reporting year.  In instances where a supplier was applicable in the previous reporting year, as well as reporting year 2017, and did not provide sufficient data in the previous reporting year, that supplier was categorized with a different risk status.  These suppliers were then solicited for data and monitored with a higher priority.

c.               As part of the strategy to respond to risk, the Team provided educational risk management training that included the escalation process as a topic to the relevant personnel.

d.              The Team was able to identify, monitor and track performance of their risk mitigation efforts and included that information in the meetings with senior leadership utilizing iPCMP for identification, monitoring and tracking performance.

e.               As noted in 3.b of this document, risk mitigation processes were enhanced this year as an improvement on previous years’ efforts, specifically by notifying all non-compliant suppliers of their non-compliance and our classification of the status within iPCMP so that the data may be used in the future.

4.              Support the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing

a.              The Company is a member of the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative (“CFSI”) which conducts independent third-party audits of smelters on behalf of its members. The Company utilizes the RCOI information provided to members of the RMI to determine the possible country of origin of the conflict minerals necessary for the functionality or production of its products.

5.              Report on supply chain due diligence

a.              The Company reports annually to the SEC on Form SD.

b.              The Company makes its Conflict Minerals Report publicly available at http://www.freseniusmedicalcare.com/en/about-us/responsibility/.

Steps taken and being taken to mitigate risk:

The Company has taken a number of steps to (i) mitigate the risk that its necessary conflict minerals benefit armed groups in the DRC and/or Covered Countries and (ii) to improve its due diligence.  Those steps include, but are not limited to:

•                  Improving the free training material made available to suppliers

•                  Improving the delivery mechanism of the training material to suppliers

•                  Increasing the number of languages within our RCOI requests to ensure ease of use for our suppliers

•                  Enhancing our internal risk reporting method to enable more precise risk mitigation

•                  Notifying suppliers of at-risk smelters or refiners that may exist in their proprietary supply chains Implementing a Corporate Social Responsibility (“CSR”) Report into the Company’s annual report to demonstrate commitment to social and economic issues globally, while also increasing the transparency of the Company’s efforts  (the Company’s 2017 annual report can be found at: https://www.freseniusmedicalcare.com/fileadmin/data/com/pdf/investors/News Publications/Annual Reports/2017/FME Annual Report 2017.pdf)

The content of any website referred to in this Report is included for general information only and is not incorporated by reference to this Report.

(1)         Product Description:

The Company has determined, in good faith, that the applicable product categories are the following:

Hemodialysis machines and Peritoneal Dialysis cyclers

Body Composition Monitor (“BCM”)

HD machines and PD cyclers:

Hemodialysis machines are used to control the flow of blood from the patient to a specially designed filter known as a dialyzer. The dialyzer separates waste products and excess water from the blood. Dialysis solution flowing through the dialyzer carries away the waste products and excess water, and supplements the blood with solutes which must be added due to renal failure while the treated blood is returned to the patient. The hemodialysis machine pumps blood, adds anti-coagulants, regulates the purification process and controls the mixing of dialysis solution and the rate of its flow through the system. This machine can also monitor and record the patient’s vital signs.

Peritoneal Dialysis is a treatment modality that uses the patient’s peritoneum as a dialyzing membrane. In peritoneal dialysis, a surgically implanted catheter provides access to the patient’s peritoneal cavity. A peritoneal dialysis cycler is a machine that pumps or “cycles” solution to and from the patient’s peritoneal cavity while the patient sleeps. We produce and assemble hemodialysis machines and peritoneal dialysis cyclers at the Fresenius Medical Care facilities in Schweinfurt, Germany and Concord, California.

Body Composition Monitor:

Our Body Composition Monitor (“BCM”) is sold as part of both our peritoneal and hemodialysis products. It is an analysis system that is used to determine a patient’s body composition (water, body mass and fat), which assesses a patient’s hydration state to assist in determining the patient’s dialysis therapy.  The BCM quantifies an individual’s fluid status and nutritional parameters non-invasively. BCMs are manufactured and assembled in Schweinfurt, Germany.

(2)         Product Determination:

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’” or as “DRC Conflict Undeterminable.” In addition, inasmuch as we have not voluntarily elected to describe any of our products as DRC conflict free, the requirement for an independent private sector audit of this report is not applicable.

Results of our RCOI and Due Diligence Measures:

Table 1 reflects the result of our RCOI and due diligence.  The countries listed in the table are potential sources of origin of the conflict minerals necessary for the functionality or manufacture of the products identified above in “Product Description,” according to the RMI data available to us as RMI members.

The smelters and refiners, as declared by our supply chain can be found in Annex I.

Gold	Tantalum	Tin	Tungsten
Benin	Australia	Argentina	Australia
Bolivia (Plurinational State of)	Bolivia (Plurinational State of)	Australia	Austria
Burkina Faso	Brazil	Bolivia (Plurinational State of)	Bolivia (Plurinational State of)
Canada	China	Brazil	Brazil
Chile	Ethiopia	China	Cambodia
Colombia	France	Colombia	Canada
Ecuador	Guinea	Germany	China

Eritrea	Guyana	Indonesia	Colombia
Ghana	India	Laos	Japan
Guatemala	Kazakhstan	Malaysia	Mexico
Guinea	Madagascar	Mongolia	Mongolia
Guyana	Malaysia	Myanmar	Nigeria
Honduras	Namibia	Nigeria	Portugal
Mali	Nigeria	Peru	Russian Federation
Nicaragua	Russian Federation	Portugal	Spain
Panama	Sierra Leone	Russian Federation	United Kingdom of Great Britain and Northern Ireland
Peru	Thailand	Thailand	United States of America
Russian Federation	United States of America	United Kingdom of Great Britain and Northern Ireland	Uzbekistan
Senegal	Zimbabwe	Viet Nam	Viet Nam
Togo	Mozambique	Zimbabwe	Burundi
United States of America	Burundi	Burundi	Rwanda
South Africa	Rwanda	Rwanda	Congo, Democratic Republic of the
	Congo, Democratic Republic of the	Uganda
Congo, Democratic Republic of the

Annex 1

Name	Metal	Smelter ID
Advanced Chemical Company	Gold	CID000015
Aida Chemical Industries Co., Ltd.	Gold	CID000019
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	CID000058
Argor-Heraeus S.A.	Gold	CID000077
Asahi Pretec Corp.	Gold	CID000082
Asaka Riken Co., Ltd.	Gold	CID000090
Aurubis AG	Gold	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CID000128
Boliden AB	Gold	CID000157
C. Hafner GmbH + Co. KG	Gold	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CID000185
Chimet S.p.A.	Gold	CID000233
Daejin Indus Co., Ltd.	Gold	CID000328
DSC (Do Sung Corporation)	Gold	CID000359
DODUCO GmbH	Gold	CID000362
Dowa	Gold	CID000401
Eco-System Recycling Co., Ltd.	Gold	CID000425
OJSC Novosibirsk Refinery	Gold	CID000493

HeeSung Metal Ltd.	Gold	CID000689
Heimerle + Meule GmbH	Gold	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	CID000711
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	CID000807
Istanbul Gold Refinery	Gold	CID000814
Japan Mint	Gold	CID000823
Jiangxi Copper Co., Ltd.	Gold	CID000855
Asahi Refining USA Inc.	Gold	CID000920
Asahi Refining Canada Ltd.	Gold	CID000924
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	CID000927
JSC Uralelectromed	Gold	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	CID000937
Kazzinc	Gold	CID000957
Kennecott Utah Copper LLC	Gold	CID000969
Kojima Chemicals Co., Ltd.	Gold	CID000981
Kyrgyzaltyn JSC	Gold	CID001029
LS-NIKKO Copper Inc.	Gold	CID001078
Materion	Gold	CID001113
Matsuda Sangyo Co., Ltd.	Gold	CID001119
Metalor Technologies (Suzhou) Ltd.	Gold	CID001147
Metalor Technologies (Hong Kong) Ltd.	Gold	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CID001152
Metalor Technologies S.A.	Gold	CID001153
Metalor USA Refining Corporation	Gold	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	CID001161
Mitsubishi Materials Corporation	Gold	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	CID001193
Moscow Special Alloys Processing Plant	Gold	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	CID001220
Nihon Material Co., Ltd.	Gold	CID001259
Ohura Precious Metal Industry Co., Ltd.	Gold	CID001325
OJSC Krastvetmet	Gold	CID001326
PAMP S.A.	Gold	CID001352
Prioksky Plant of Non-Ferrous Metals	Gold	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	CID001397
PX Precinox S.A.	Gold	CID001498
Rand Refinery (Pty) Ltd.	Gold	CID001512
Royal Canadian Mint	Gold	CID001534
Samduck Precious Metals	Gold	CID001555
SEMPSA Joyeria Plateria S.A.	Gold	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CID001736

SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	CID001756
Solar Applied Materials Technology Corp.	Gold	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	CID001798
Tanaka Kikinzoku Kogyo K.K.	Gold	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CID001916
Tokuriki Honten Co., Ltd.	Gold	CID001938
Torecom	Gold	CID001955
Umicore Brasil Ltda.	Gold	CID001977
Umicore S.A. Business Unit Precious Metals Refining	Gold	CID001980
United Precious Metal Refining, Inc.	Gold	CID001993
Valcambi S.A.	Gold	CID002003
Western Australian Mint (T/a The Perth Mint)	Gold	CID002030
Yamamoto Precious Metal Co., Ltd.	Gold	CID002100
Yokohama Metal Co., Ltd.	Gold	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CID002224
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CID002243
Umicore Precious Metals Thailand	Gold	CID002314
Geib Refining Corporation	Gold	CID002459
MMTC-PAMP India Pvt., Ltd.	Gold	CID002509
Republic Metals Corporation	Gold	CID002510
Singway Technology Co., Ltd.	Gold	CID002516
Al Etihad Gold LLC	Gold	CID002560
Emirates Gold DMCC	Gold	CID002561
T.C.A S.p.A	Gold	CID002580
Korea Zinc Co., Ltd.	Gold	CID002605
Marsam Metals	Gold	CID002606
SAAMP	Gold	CID002761
Italpreziosi	Gold	CID002765
SAXONIA Edelmetalle GmbH	Gold	CID002777
WIELAND Edelmetalle GmbH	Gold	CID002778
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CID002779
AU Traders and Refiners	Gold	CID002850
SungEel HiMetal Co., Ltd.	Gold	CID002918
Asaka Riken Co., Ltd.	Tantalum	CID000092
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CID000211
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CID000291
Exotech Inc.	Tantalum	CID000456
F & X Electro-Materials Ltd.	Tantalum	CID000460
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CID000616
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CID000914
Jiujiang Nonferrous Metals Smelting Company Limited	Tantalum	CID000917
LSM Brasil S.A.	Tantalum	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	CID001163
Mineracao Taboca S.A.	Tantalum	CID001175

Mitsui Mining and Smelting Co., Ltd.	Tantalum	CID001192
NPM Silmet AS	Tantalum	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CID001277
QuantumClean	Tantalum	CID001508
RFH Tantalum Smeltry Co., Ltd.	Tantalum	CID001522
Solikamsk Magnesium Works OAO	Tantalum	CID001769
Taki Chemical Co., Ltd.	Tantalum	CID001869
Telex Metals	Tantalum	CID001891
Ulba Metallurgical Plant JSC	Tantalum	CID001969
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CID002492
D Block Metals, LLC	Tantalum	CID002504
FIR Metals & Resource Ltd.	Tantalum	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CID002506
XinXing Haorong Electronic Material Co., Ltd.	Tantalum	CID002508
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CID002512
KEMET Blue Metals	Tantalum	CID002539
H.C. Starck Co., Ltd.	Tantalum	CID002544
H.C. Starck Tantalum and Niobium GmbH	Tantalum	CID002545
H.C. Starck Hermsdorf GmbH	Tantalum	CID002547
H.C. Starck Inc.	Tantalum	CID002548
H.C. Starck Ltd.	Tantalum	CID002549
H.C. Starck Smelting GmbH & Co. KG	Tantalum	CID002550
Global Advanced Metals Boyertown	Tantalum	CID002557
Global Advanced Metals Aizu	Tantalum	CID002558
KEMET Blue Powder	Tantalum	CID002568
Resind Industria e Comercio Ltda.	Tantalum	CID002707
Jiangxi Tuohong New Raw Material	Tantalum	CID002842
Power Resources Ltd.	Tantalum	CID002847
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CID000228
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CID000244
Alpha	Tin	CID000292
CV Gita Pesona	Tin	CID000306
PT Aries Kencana Sejahtera	Tin	CID000309
CV Serumpun Sebalai	Tin	CID000313
CV United Smelting	Tin	CID000315
Dowa	Tin	CID000402
EM Vinto	Tin	CID000438
Fenix Metals	Tin	CID000468
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CID000538
Huichang Jinshunda Tin Co., Ltd.	Tin	CID000760
Gejiu Kai Meng Industry and Trade LLC	Tin	CID000942
China Tin Group Co., Ltd.	Tin	CID001070
Malaysia Smelting Corporation (MSC)	Tin	CID001105
Metallic Resources, Inc.	Tin	CID001142

Mineracao Taboca S.A.	Tin	CID001173
Minsur	Tin	CID001182
Mitsubishi Materials Corporation	Tin	CID001191
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CID001314
Operaciones Metalurgical S.A.	Tin	CID001337
PT Artha Cipta Langgeng	Tin	CID001399
PT Babel Inti Perkasa	Tin	CID001402
PT Bangka Tin Industry	Tin	CID001419
PT Belitung Industri Sejahtera	Tin	CID001421
PT Bukit Timah	Tin	CID001428
PT DS Jaya Abadi	Tin	CID001434
PT Eunindo Usaha Mandiri	Tin	CID001438
PT Karimun Mining	Tin	CID001448
PT Mitra Stania Prima	Tin	CID001453
PT Panca Mega Persada	Tin	CID001457
PT Prima Timah Utama	Tin	CID001458
PT Refined Bangka Tin	Tin	CID001460
PT Sariwiguna Binasentosa	Tin	CID001463
PT Stanindo Inti Perkasa	Tin	CID001468
PT Sumber Jaya Indah	Tin	CID001471
PT Timah (Persero) Tbk Kundur	Tin	CID001477
PT Timah (Persero) Tbk Mentok	Tin	CID001482
PT Tinindo Inter Nusa	Tin	CID001490
PT Tommy Utama	Tin	CID001493
Rui Da Hung	Tin	CID001539
Soft Metais Ltda.	Tin	CID001758
Thaisarco	Tin	CID001898
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CID001908
White Solder Metalurgia e Mineracao Ltda.	Tin	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CID002158
Yunnan Tin Company Limited	Tin	CID002180
CV Venus Inti Perkasa	Tin	CID002455
Magnu’s Minerais Metais e Ligas Ltda.	Tin	CID002468
Melt Metais e Ligas S.A.	Tin	CID002500
PT ATD Makmur Mandiri Jaya	Tin	CID002503
O.M. Manufacturing Philippines, Inc.	Tin	CID002517
PT Inti Stania Prima	Tin	CID002530
CV Ayi Jaya	Tin	CID002570
CV Dua Sekawan	Tin	CID002592
CV Tiga Sekawan	Tin	CID002593
Resind Industria e Comercio Ltda.	Tin	CID002706
Metallo Belgium N.V.	Tin	CID002773
Metallo Spain S.L.U.	Tin	CID002774
PT Bangka Prima Tin	Tin	CID002776

PT Sukses Inti Makmur	Tin	CID002816
PT Kijang Jaya Mandiri	Tin	CID002829
PT Menara Cipta Mulia	Tin	CID002835
Gejiu Fengming Metallurgy Chemical Plant	Tin	CID002848
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CID002849
Gejiu Jinye Mineral Company	Tin	CID002859
PT Lautan Harmonis Sejahtera	Tin	CID002870
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CID003116
A.L.M.T. TUNGSTEN Corp.	Tungsten	CID000004
Kennametal Huntsville	Tungsten	CID000105
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CID000218
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CID000258
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CID000499
Global Tungsten & Powders Corp.	Tungsten	CID000568
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CID000769
Japan New Metals Co., Ltd.	Tungsten	CID000825
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CID000875
Kennametal Fallon	Tungsten	CID000966
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	CID001889
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	CID002011
Wolfram Bergbau und Hutten AG	Tungsten	CID002044
Xiamen Tungsten Co., Ltd.	Tungsten	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CID002095
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CID002318
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CID002321
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CID002494
Asia Tungsten Products Vietnam Ltd.	Tungsten	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CID002513
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CID002535
H.C. Starck GmbH	Tungsten	CID002541
H.C. Starck Smelting GmbH & Co. KG	Tungsten	CID002542
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	CID002543
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CID002551
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CID002579
Niagara Refining LLC	Tungsten	CID002589
Hydrometallurg, JSC	Tungsten	CID002649
Unecha Refractory Metals Plant	Tungsten	CID002724
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CID002815

Philippine Chuangxin Industrial Co., Inc.	Tungsten	CID002827
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CID002830
ACL Metais Eireli	Tungsten	CID002833
Woltech Korea Co., Ltd.	Tungsten	CID002843
Moliren Ltd.	Tungsten	CID002845